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                                                                 EXHIBIT 23.1

                        INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of EXAR Corporation and subsidiaries on Form S-8 of our report dated April 29, 1999, included in the Annual Report on Form 10-K of EXAR Corporation and subsidiaries for the year ended March 31, 1999.



/s/ Deloitte & Touche LLP

San Jose, California

February 23, 1999